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                             EMPLOYMENT AGREEMENT


       This Employment Agreement (this Agreement) is entered into effective the 7th day of March, 2000, by and between HORIZON Pharmacies, Inc., a Delaware Corporation, with its principal place of business in Denison, Texas (Employer), and Phillip Douglas Stone (Employee).

                             W I T N E S S E T H:

       WHEREAS, Employer desires to employ Employee as a C.O.O. at Employer's location in Denison, Texas and Employee desires to accept such employment.

       NOW THEREFORE, for and in consideration of the above, the employment of and the payment of salary, wages or other compensation to Employee by Employer, and the mutual covenants, promises, undertakings and agreements set forth below, Employee and Employer covenant and agree as follows:

       1. DUTIES. Beginning on the effective date of this Agreement, Employee shall (i) perform in the above-described capacity; (ii) devote such time, energy, ability, skills, services and attention to the timely, diligent and professional performance of his duties as required by Employer and as may be required to perform his assigned duties and fulfill the performance requirements of Employer from time to time; (iii) perform such additional or different duties, and accept the election or appointment to such other offices or positions as required by Employer; and (iv) comply with all of Employers' policies, procedures and rules. The specific duties assigned to Employee may be extended or curtailed from time to time at Employers' discretion.

       2. COMPENSATION. As compensation for his services hereunder, Employee shall receive an annual salary in the amount of $165,000.00 per year, payable on a bi-weekly basis; and $55,000.00 potential bonus which is 33 1/3% of base salary separated into 4 categories of $13,750.00 each with the goals and parameters to be mutually agreed upon by both parties. Stock options to consist of 10,000 options from an existing plan to be vested over 3 years.

       3. BENEFITS. During the term of this Agreement and subject to applicable eligibility requirements, Employee shall be entitled to all employment benefit plans of Employer, if any, now or hereafter in effect during the term of this Agreement, including, without limitation, health insurance and major medical coverage, on a no gain, no loss basis, paid holidays, 4 weeks vacation and sick leave as provided to the employees of Employer. Employee shall be entitled to being moved from his present residence to a location in North Texas at the employer's expense by a moving company that is mutually agreed upon by both parties. Employer agrees to pay one-half of Realtor's fees (not to exceed 8%) or a maximum of $4,000.00. Employee will also be awarded a $1,000.00 per month housing allowance for the first six months of his employment.

       4. TERM AND TERMINATION. The term of this Agreement shall be one year commencing April 1, 2000 and ending on March 31, 2001 and shall be renegotiated within 30 days prior to the expiration of the current agreement. Prior to the end of the term, this Agreement may be terminated upon the occurrence of (i) either the death or disability of Employee or (ii) Employer has cause to

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terminate this Agreement, and in any such event termination shall be effective immediately upon giving of notice by Employer. In the event Employee desires to terminate this Agreement prior to the end of the term, he may do so, provided, however, that notice of termination will be subject to a ninety (90) day notice by the terminating party.

       5. EXPENSES. Employer agrees to reimburse Employee for all reasonable, out-of-pocket business expenses, as determined by the Chief Financial Officer of Employer or his designate, incurred by Employee in connection with his duties performed on behalf of Employer, provided, however, Employee has complied with Employer rules and procedures relative to such disbursement.

       6. CONFIDENTIALITY AND NON-COMPETITION AGREEMENT. Employee and Employer have entered into a separate Confidentiality Agreement of event date herewith.

       7. WAIVER, MODIFICATION AND INTEGRATION. The waiver by either party to this Agreement of a breach of any provision by the other party shall not operate or be construed as a waiver of any subsequent breach by any party. This instrument contains the parties' entire agreement concerning the matters recited herein, and supersedes all prior and contemporaneous representations, understandings and agreements, either oral or in writing, between the parties with respect to the subject matter of this Agreement. Any and all such prior or contemporaneous representations, understandings and agreements, both oral and written, are hereby terminated. This Agreement may not be modified, altered or amended except by a written agreement signed by Employer and Employee.

       8. GOVERNING LAW; JURISDICTION; PROCESS OF SERVICE. It is the party's intention that the laws of the States of Texas shall govern the validity of this Agreement, the construction of its terms, and the interpretation of the party's rights and duties under this Agreement. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement will be brought against any of the parties in the courts of the State of Texas and venue in Grayson County, Texas or, if it has or can acquire jurisdiction, in any United States District Court in Texas and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

       9. COUNTERPART EXECUTION. This Agreement may be executed in two or more identical counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

       10. ATTORNEYS' FEES. In any action in any court of competent jurisdiction brought by either party to enforce any covenant or any of such party's rights or remedies under this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees and all costs, expenses and disbursements in connection with such action.



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              Executed as of the dated indicated above.

EMPLOYER:                   HORIZON Pharmacies, Inc., a Delaware Corporation


                            By: /s/ Ricky D. McCord
                                --------------------------------------------
                                Its:  President
                                      --------------------------------------


EMPLOYEE:                   By:  /s/ Phillip Douglas Stone
                                 -------------------------------------------
                                 Phillip Douglas Stone, Individually















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